UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OneSpaWorld Holdings Limited

(Exact name of registrant as specified in its charter)

Commonwealth of the Bahamas	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Office of Lennox Paton Corporate Services Limited No. 3 Bayside Executive Park, West Bay Street, P.O. Box N-4875 City of Nassau, Island of New Providence, Commonwealth of the Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.0001 par value	The NASDAQ Stock Market LLC

Warrants, each exercisable for one Common Share at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-228359

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are common shares, $0.0001 par value per share (the “Common Shares”), and warrants to purchase Common Shares (the “Warrants”), of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas. The description of the Common Shares and the Warrants set forth under the caption “Description of OneSpaWorld Securities” in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4, as originally filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2018 (Registration No. 333-228359), as thereafter amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 21, 2019

OneSpaWorld Holdings Limited
(Registrant)

By:	/s/ Stephen B. Lazarus
	Name:	Stephen B. Lazarus
	Title:	Chief Operating Officer and Chief Financial Officer

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